UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) October 13, 2004



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)





          STATE OF DELAWARE                  1-143           38-0572515
          -----------------                  -----           ----------
      (State or other jurisdiction of     (Commission     (I.R.S. Employer
      Incorporation or Organization)      File Number)   Identification No.)

      300 Renaissance Center,                                48265-3000
      Detroit, Michigan                                      (Zip Code)
      -----------------------------------------------------------------
                    (Address of Principal Executive Offices)


        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------








================================================================================

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.05.  COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

With respect to Form 8-K, Item 2.05, Costs Associated with Exit or Disposal
Activities:

(a) On October 13, 2004, the European Strategy Board of General Motors Corporation (GM) approved a restructuring initiative with respect to its European operations as described in the following press release.
(b) At this time GM is unable to estimate the total amount or range of amounts expected to be incurred in connection with each major type of cost associated with this course of action.
(c) At this time GM is unable to estimate the total amount or range of amounts expected to be incurred in connection with this action.
(d) At this time GM is unable to estimate the total amount or range of amounts of the charge that will result in future cash expenditures.

On October 14, 2004, GM issued the following press release:

GM Europe announces major restructuring initiative

- Company targets to reduce structural costs by 500 million euros ($600 million) annually - Concentration on German operations - Consultations and negotiations with employees' representatives

Zurich. General Motors Europe today announced its intention to reduce its annual structural costs by an estimated 500 million euros ($600 million) by 2006. The plan calls for a reduction of the workforce by up to 12,000 over the next two years, with over 90 percent in 2005. The company will immediately begin consultations and negotiations with the employees' representatives on the plan.

"GM Europe has undergone significant change and restructuring in the last three years with the support of both our workers and the respective Works Councils," said Fritz Henderson, Chairman, of General Motors Europe (GME). "We anticipate working constructively with the works councils to arrive at a creative solution to our current challenge."

The plan comprehends GME's current outlook for the European automotive market, including sluggish demand growth, increasing competition from both European and Asian brands, and a negative outlook on net vehicle pricing. It is expected the company will take separation charges in 2005 and 2006, the amount and timing of which will be dependent upon completed negotiations with the works councils.

The initial scope of the plan provides for the majority of the reduction to be in Germany, with a heavy emphasis on manufacturing and engineering. Approximately 1,000 of those reductions are proposed to be in outsourced operations.

"Any successful turnaround has to start with great product - and we have that part of the business well in place here in Europe," said Henderson. "These measures will not affect the integrity of any of our products nor our future product programs. These are improvements that will positively impact our long-term viability by reducing our structural costs and our attendant break even level. With these actions, we will be better able to provide our customers with exciting and high quality products both in the near and long term."

"This also should not be looked at as a lack of commitment to grow our company," he said. "But the lack of industry growth, the pricing environment and the competitiveness of the market do not allow us to grow fast enough to offset the cost base we have today. Our plan assumes continued market share growth, but with a realistic outlook for revenue."

"We've made significant progress in quality over the past three years, and we are now emphasizing more attractive design as a core emotional component of our product line, and that will continue," added Carl-Peter Forster, GM Europe President.

"Beyond these measures with our structural costs, we continue to make significant progress in our ongoing material cost savings, the largest component of our cost base, and our warranty expense continues to shrink because of our improvements in quality," he said.

The company confirmed its 2005 production launches remain on track in terms of quality and timing for the Opel/Vauxhall Astra GTC, the Zafira monocab, and the Saab 9-3 Sport Hatch. Further, it confirmed the introduction of an all-new Opel/Vauxhall cross-over sport utility vehicle, the next-generation Corsa and a new two-seater roadster in 2006.

"We also will continue with our commitment to diesel engines, as they have proven to be very popular with our customers," said Forster. "Our new diesel engines, especially the 1.9 liter in the Vectra, Astra and Saab 9-3, continue to receive excellent reviews among the automotive media, consistently winning comparison tests against our most formidable competitors."

Through the continued integration of the design and engineering functions between the staffs of Saab and Opel, design and engineering are expected to realize significant efficiencies. The alignment of engineering activities in Sweden, the U.K. and Germany will reduce duplication of engineered component sets, and allow each area to focus on specific areas of expertise.

In conjunction with these moves, the International Technical Development Center in Russelsheim, Germany, and the Saab Technical Development Center in Trollhattan, Sweden, will be fully integrated into GM's worldwide engineering organization. Hans Demant, GM Europe's Vice President of Engineering, will continue to lead the GME engineering organization reporting to Carl-Peter Forster, President of GM Europe.

This change reflects the next phase of the ongoing engineering integration process under way within GME and, importantly, it ensures the engineering activities in Europe are integrated into GM's global vehicle development process. The change will allow much greater contributions to, and leverage of, GM's global engineering and vehicle development resources. Demant continues in his role as Managing Director of Adam Opel AG.

Sales, Marketing and Aftersales is restructuring along functional lines and is expected to increase its efficiencies, with special attention being paid to making the interaction with dealers and customers much easier, and getting potential customers to experience its new products.

The company is reviewing the prioritization, efficiency and customer focus of its spending. For instance, it is in the process of analyzing the efficiency of its advertising buying, and has decided to end its participation in DTM racing in Germany after completing the '05 season.

The plan also calls for a restructuring of the company's warehousing operations and significant reductions in administrative areas throughout the company.

"The convergence of a number of negative economic factors over the past several years has undermined our previous turnaround efforts and we obviously need to go much further," Henderson said.

Henderson added: "With losses since 1999 and no reasonable indication that market or economic conditions will improve substantially in the coming years, we have no other choice than to take tough steps to ensure our long-term success. We owe it to our employees, our customers, and the communities in which we operate to get the business back on a sustainable path that associates our company and each of our brands with success."


                                      # # #

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          (Registrant)
Date:  October 14, 2004              By:  /s/PETER R. BIBLE.
                                     ---  ------------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)